UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2005

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(503) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On November 14, 2005, StanCorp Financial Group, Inc. issued a press release announcing that its Board of Directors has declared a two-for-one stock split of the Company’s common stock and an annual cash dividend of $1.25 per share, calculated and payable on a pre-stock-split basis. StanCorp also announced today that its Board of Directors has authorized a new share repurchase program of up to 1.5 million shares of StanCorp common stock on a pre-stock-split basis.

A copy of the press release is attached hereto as Exhibit 99.1 and filed herewith.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	StanCorp Financial Group, Inc. press release dated November 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: November 14, 2005

/s/ CINDY J. MCPIKE
Cindy J. McPike
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
*99.1	StanCorp Financial Group, Inc. press release dated November 14, 2005

*	Filed herewith